Exhibit 23(a)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Public Service Company of Oklahoma on Form S-3 of our report dated February 25, 2000, incorporated by reference in the Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 1999, and to all references to our Firm included in or made a part of this Prospectus.


                                                /s/ Arthur Andersen LLP



Dallas, Texas
     March 21, 2000